UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19th, 2021

GLOBE NET WIRELESS CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-172172	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

10370 USA Today Way

Miramar, Fla 33025

(Address of principal executive

offices)

(954) 715-6000

(Registrant’s Telephone Number)

2302-3 Pacific Plaza

410 Des Voeux Road West

Hong Kong, China

(Former name or former address, if

changed since last report)

Copy of all Communications to:

David E. Price, Esq.

#3 Bethesda Metro Center, #700

Bethesda, Md 20814

(202) 536-5191

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GNTWD	OTCPK

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” in this current report, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms “we”, “us”, the “Company” and “Stemtech Corp.” refer to Stemtech Corporation. (f/k/a Globe Net Wireless Corp.).

Item 1.01 Entry into a Material Definitive Agreement.

On August 19th, 2021, Globe Net Wireless Corp. (“GNTWD”), a Nevada Corporation, entered into a Merger Agreement (the “Merger Agreement”) with Stemtech Corporation., a privately held Delaware (“STEMTECHCORP.”) corporation. In accordance with the terms and provisions of the Merger Agreement, the Company acquired one hundred percent of the shares of STEMTECH CORP. in exchange for the issuance of 37,060,000 (post-split) shares of the Company, approximately 85% of the issued and outstanding shares of the company post-split. As part of this transaction, Stemtech Corporation, a Delaware corporation, shall redomicile to Nevada and be merged into GNTWD.

The above description of the Merger Agreement is intended as a summary only, which is qualified in its entirety by the terms and conditions set forth therein, a copy of this Agreement is filed as an exhibit to this Current Report.

Item 2.01 Completion of Acquisition of Disposition of Assets

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference. The Purchase Agreement was accounted for as a recapitalization wherein Stemtech Corporation is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the Stemtech Corporation have been brought forward at their book value. As a result of the Agreement, our principal business became the business of Stemtech Corporation., which is more fully described below.

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FORM 10 DISCLOSURE

As disclosed elsewhere in this report, we acquired 100% of the assets and liabilities of Stemtech Corporation Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing the following information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the post Merger Purchase Agreement entity, except that information relating to periods prior to the date of the transaction relates to the pre-transaction company, unless otherwise specifically indicated.

ITEM 1. BUSINESS AND OPERATIONS

Historical

We were incorporated in the State of Nevada on January 15, 2009, under the name Globe Net Wireless Corp.

From inception through October 15, 2020, our business model was that of a mobile enterprise software company aimed at improving the productivity of the field service organization. As such, we planned to revolutionize the efficiencies of the service chain for high technology products by intending to use its cutting-edge mobile and wireless platform.

On August 19th, 2021, we consummated the Merger Agreement with Stemtech Corporation, a privately held Delaware corporation. In accordance with the terms and provisions of the Merger Agreement, the Company acquired all of the shares of Stemtech Corporation, as a result of this Merger, our principal business became the business of Stemtech Corporation, which is more fully described herein.

Overview of Stemtech Corporation

Stemtech Corporation (the “Company”), a Delaware Corporation, is a nutraceutical company that specializes in creating formulas that are patent-protected in the US and some international markets. These patented formulas help the release, circulation and migration of the body’s adult stems cell from the bone marrow. Products are all-natural and plant-based and manufactured under GMP (Good Manufacturing Practices) under the auspices of the Dietary Supplemental Health and Education Act (DSHEA).

The Company was founded on April 18, 2018, which had acquired the operations from its predecessor which has a rich history since its original founding in 2005. In 2010 through 2015, Stemtech International, Inc, the predecessor of the Company, was recognized as one of the fastest-growing companies in America four separate years on the “Inc. 5000 List”. In 2018, the Company underwent an extensive executive reorganization, positioning the Company to once again begin expansion and to continue its pioneering efforts in cellular nutrition. Stemtech intends to diversify its stem cell nutrition products into more condition specific products, such as heart, eye and joint care to name a few, in both nutraceutical, skin care, oral health care and other future product lines that help with the natural release, circulation, and migration of adult stem cells in the human body.

Stemtech Corporation intends to take full advantage of the present economic climate to promote not only its immune boosting system and anti-aging products, but also the business opportunity which will offer supplemental and residual income earning potential to anyone interested, becoming their own bosses to improve their quality of life. This direct sales industry currently represents $192 billion dollars in annual sales, according to the Direct Selling Association (DSA).

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Stemtech offers several products:

RCM WELLNESS SYSTEM - A trio of products which support the Release, Circulation, and Migration of adult stem cells within the body.

STEMRELEASE3™ - An encapsulated product which contains an exclusive and proprietary blend of clinically tested ingredients, which helps release millions of your body’s own stem cells from your bone marrow within your body.

STEMFLO® AND STEMFLO ADVANCED – A fast-acting natural blend of powerful antioxidants, polyphenols, and phytonutrients, that supports your optimal blood flow and adult stem cell circulation, protects your cardiovascular system from oxidative damage, and promotes healthy aging.

It contains a combination of super-antioxidants, including trans-resveratrol, muscadine grape skin and seed extract, blueberry extract, and the most absorbable form of turmeric, which was formulated using groundbreaking technology.

MIGRASTEM™ - a natural source of potent antioxidants, phyto-nutrients, fiber, polysaccharides, and proteins. It contains extracts from superfoods clinically shown to optimize your body’s natural defense, energy and anti-aging processes, and migration of healthy stem cells.

ORASTEM® TOOTH-PASTE - OraStem is composed of fourteen natural, non-GMO, and organic ingredients: powerful antioxidants, botanicals, herbal extracts, CoQ10, vitamins, and natural flavors. Their efficacy and safety for oral health have been supported by dozens of studies published in peer-reviewed journals. OraStem whitens teeth, improves gum health, freshens breath and fights bacteria. Orastem is an all-natural product unlike most toothpastes on the market today.

D-FUZE™ – The Electro Magnetic Frequency (EMF) that radiates from your cell phone and those of your children and grandchildren could potentially have serious, long-term effects on health and safety. Stemtech, the leader in wellness technology, addresses another major health concern with D-Fuze, a simple yet sophisticated filter that adheres to your cell phone to disperse EMFs from potentially doing harm.

Stemtech plans to reformulate and introduce new stem cell related cosmetic system of products, including anti-aging serum, cream, spray / mist, cleanser, and others. In addition, the Company plans to update the formula for StemPets, providing the same results for pets, and relaunch this existing product. Also, Stemtech Mexico currently offers StemBolix, a weight management product, which is planned for introduction to the U.S. and other markets.

Business Strategy

Stemtech intends to fulfill our strategic goals by a combination of two distinct business models, the first being DTC (Direct to Consumer) selling. Stemtech is a Direct Sales company and is part of an industry which includes such similar companies as Amway, Shaklee, HerbaLife, Avon, etc. The industry affords individuals to be independent business partners of the corporate entity, buying and selling the products and making small or large incomes (commissions) depending upon their level of engagement. Over the years, the Company has also expanded into sub-licensing agreements with some markets where Stemtech has no plans to do business in the Direct Sales space. The licensee may sell the products, which they purchased from Stemtech at a negotiated price, with the caveat that they may not sell in any markets other than those specified in the agreement. The licensing fees are a source of revenue and profit for the Company, enabling investments in research and development as well as other corporate initiatives. Manufacturing of the products remains the responsibility of Stemtech through its approved global contract manufacturing partners.

The other business model we utilize is the IBP (Independent Business Partner) Sale’s Force. Stemtech is projecting the addition of 30,000 new Independent Business Partner (IBPs) reps over the next 12 to 24 months. Growth of the sales force is projected upon on the execution of marketing/growth plan, and proven Stemtech network marketing leaders. With the compensation plan, Independent Business Partners are even more incentivized to build their network, attracting additional industry leaders. Our IBPs have Laptop & Cellphone Lifestyle Weekly Corporate Training Calls, Personalized Website, Back Office Tracking, Management Tools, Reports and Training Materials.

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Objectives

On the tactical level the Company has set the following main objectives for its next three years of operation:

1.	Fulfill the Company’s vision and mission.
2.	Improve marketing efforts.
3.	Build a larger customer base to share the products and business opportunity, recruiting business leaders in all markets.
4.	Develop new products in the adult stem cell sector and continue researching for new scientific advancements.

Capital to procure inventory to sustain forecasted growth is required and advisory services are necessary, which will require substantial cash reserves and an uninterrupted cash flow.

Keys to Success

To ensure that both short and long-term goals can be met, we will focus on four key areas of success:

1. Experienced Personal Contacts

At Stemtech Corporation, dedicated experienced Independent Business Partners (IBPs) are the greatest importance to the success of our business. Without excellent IBP leadership, all other facets of our business model will be less successful. Stemtech Corporation has and will continue its utmost to stand out from the competition, and a core Company value will be to conduct our business honorably, with integrity, have sustainable inventory, pay commissions on time and be supportive to our IBPs.

Even though consistent recurring sales to customers are never guaranteed, all potential sales are met with the possibility of future related business in mind. Therefore, initial contact between a potential client and the IBPs of Stemtech Corporation will be handled by a dedicated representative with the necessary experience to interact with the potential customer. It is important to note here that our IBPs are proactive and seek out new clientele continuously, and that they are generally good at cultivating potential new and recurring clients. Stemtech encourages monthly automatic shipments to IBPs and VIP customers. These auto-ships represent approximately 60% of Stemtech’s business.

The IBP as a business builder is knowledgeable about all of our products and our compensation plan.

As more IBPs enroll and join, they create uplift for the entire value chain, and are added to the Stemtech Corporation genealogy, which will be able to give further advice, when needed, based on the different selling options that Stemtech Corporation can provide. As the company grows organically, the personal contacts will have both more information and anecdotal data at their fingertips, enabling them to give even better advice to consumers.

2. Controlling the Entire Supply Chain

Our products originate from multiple geographic locations, depending upon the source of the raw material being acquired to meet the specifications determined by the Research and Development / Formulation / Quality Assurance team.

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There are two methods of production for Stemtech’s products:

1) Specify the final formula and outsource to a contract manufacturing partner to manufacture a finished good for shipment to Stemtech distribution locations; or

2) Purchase most raw materials from ingredient suppliers, contact manufacture the product into finished goods for shipment to Stemtech distribution locations.

Once the product is manufactured and the certificate of analysis is accepted, it is shipped to Stemtech offices where is received into inventory, quality inspected and stored until needed to fulfill IBP and VIP customer orders.

The product supply chain: Stemtech monitors the levels of inventory in all Company locations and together with product sales forecasts provided by each market, schedules the timely purchase and /or production of raw materials and each finished good. Inventory levels are carefully monitored to ensure that cash (inventory at rest) is not tied up for long periods. Inventory turns is key to cost management. Orders are shipped directly to either IBPs or customers who are not encouraged to maintain stockpiles. Once an order is shipped, the tracking number is provided via the IBP Back Office and email confirmation.

3. Development of the Company’s Digital Infrastructure

STEMTECH INFORMATION TECHNOLOGY SYSTEMS: Stemtech utilizes customized third-party Customer Relations Management (CRM) software from Exigo. This software manages all aspects of the network marketing business for the Company and the Field. IBPs are able to monitor their entire business, commissions, status and orders for themselves and their downline groups. This CRM is available 24/7 to the IBPs.

In addition, Stemtech utilizes customized third-party Enterprise Resource Planning (ERP) software from SysPro to manage corporate functions such as Finance, Accounts Payable and Operations activities such as Inventory Management, Material Requirements Planning (MRP), Production Planning, Purchasing and Bills of Material (BOM). It also enables significant data mining capabilities for analysis.

Both Exigo and SysPro are hosted at a third-party location who maintain the hardware and conduct proper maintenance and data backups in the cloud. All Stemtech business is conducted through secure electronic means and data integrity and customer privacy is a significantly important factor in managing our enterprise.

4. Sales Channels

The network marketing industry can be cyclical. Often, when the market is down in one part of the world, it is up in other places, even for the same product. It is therefore important for Stemtech Corporation to conduct business in several global markets concurrently.

Stemtech currently conducts network marketing business in the United States, Puerto Rico, Canada, Mexico, Ecuador, New Zealand, Australia, Malaysia, (Philippines, Indonesia through Malaysia), Taiwan, Togo and South Africa (third-party), Kuwait (licensing agreement), Pakistan (third-party) and soon the United Arab Emirates (UAE) (licensing agreement).

Services and the Market Space

Finally, Stemtech Corporation provides an integrated manufacturing and sales service, depending upon the market. Many of the products are manufactured in the U.S. and exported to subsidiary companies, but not in all cases. The U.S. also produces a finished blended bulk product and exports to contract manufacturing partners in other countries to complete the encapsulation and bottling process. In other markets, the product is all sourced from raw material, production and finished good completion. Lastly, some products are strictly purchased as a finished good from an approved manufacturer. The D-Fuze is such an item. In all cases, products are produced to Stemtech’s specifications and quality standards. Manufacturers maintain retention samples for reference in the event of an adverse product reaction.

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Market Analysis Summary

Post public listing and funding, Stemtech is projecting the addition of 30,000 new Independent business partner reps over the next 12 to 24 months. Growth of sales force base is projected based on the execution of our marketing/growth plan, and proven existing Stemtech network marketing leaders. With the adjusted compensation plan, Independent Business Partners will be even more incentivized to build out their network, attracting additional industry leaders. Sufficient inventory is key to supporting this new demand since all products are paid for prior to shipping to customers. Given expected exponential growth while in the ‘momentum’ phase, having sufficient inventory to satisfy demand is critical for the Company’s success. We must demonstrate to industry leaders that the Company is able to accommodate their large down-line groups, not only with product, but marketing events and materials. The industry has gone through an upheaval with the pandemic and Stemtech is poised to benefit from network marketers / direct sellers seeking a new home – one with the 16-year pedigree of Stemtech product acceptance.

Market Segment Strategy

Stemtech reaches out to people who are interested in maintaining good health through all-natural, plant-based products and perhaps an opportunity to earn an income at their desired level of engagement.

Some are only interested in being product consumers or customers desirous of buying product at the wholesale price, without the business opportunity. Business leaders, the Independent Business Partners (IBPs) are interested in both the products and the income earning opportunity. Typically, the Stemtech network marketing business model depended heavily on person-to-person interactions at in-person meetings and events. Since the expansion of technology and the current pandemic, this model has forever changed. Meetings are conducted via zoom, skype and other such mediums. Stemtech continues to adapt and create a modern marketing approach to fit this reality. Training videos and marketing messaging in short 2 – 3 minute clips are needed to enable the customer or IBP to have at their fingertips any information they desire to conduct business.

Competition Analysis

Our main competitors are Cerule, New Earth and StemSation, some of whom may have existing relationships with our potential customer base. Stemtech was the pioneer in the field of stem cell nutrition, but there is potential for other companies to attempt to copycat both our approach to stem cell nutrition as well as our sales and distribution model. Everyone is a candidate for our Stemtech products which makes a huge market with public awareness.

Insurance

Stemtech is insured for product liability, property, general liability and business.

Intellectual Property

Country.	Patent Number	Description
United States	9,289,375	Skin Care
United States	10,159,705	Stem cell mobilization
Australia	201127647	Stem cell mobilization
Mexico	344304	Stem cell mobilization
Mexico	358857	Skin Care
Malaysia	MY-170013-A	Stem cell mobilization
South Africa	2013/00101	Stem cell mobilization

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Properties

Our principal executive office is located at 10370 USA Today Way, Miramar, Fla 33025. Our main telephone number is (954)715-6000. This space is utilized for office purposes and distribution. It is our belief that the space is adequate for our immediate needs in the U.S. Additional space may be required as we expand our business activities. We do not foresee any significant difficulties in obtaining any required additional facilities. Offices also exist in Canada, Mexico (2), Malaysia, Taiwan and satellite spaces in other countries.

Employees/Consultants

As of this filing, we have 80 global employees that work with us on a full-time basis and an additional 5 consultants that work with us on a part-time basis. We frequently use consultants, often previously employees of Stemtech, to assist in the completion of various projects. Our consultants are instrumental to keep the daily business, development of projects, on time and on budget.

Where You Can Get Additional Information

We file annual, quarterly and current reports, and other information with the SEC. You may read and copy our reports or other filings made with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.W., Washington, DC 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access these reports and other filings electronically on the SEC’s web site, www.sec.gov.

ITEM 1A. RISK FACTORS

Raw Material Prices and Availability

Raw material ingredients are subject to supply and demand realities, and Manufacturers have in the past and potentially could in the future furlough staff during disruptive events, such as the pandemic. Shipping availability is also a concern. Given the transportation industry has been substantially impacted, there are occasional delays due to lack of cargo space or frequency of flights for both inbound and outbound shipments. Costs of shipments may also be at a premium. This risk is best mitigated by planning with sufficient lead-time, communication with vendors and contingencies for delays throughout the supply chain. This risk will also be mitigated by maintaining a larger safety-stock for key raw materials as a buffer to offset any supply chain challenges.

We are a Direct Sales Business.

Stemtech Corporation is a direct selling Company which was originally incorporated in the State of Delaware in October 2005 as Stemtech Health Sciences, Inc. The Company’s operations are subject to all business risks associated with ongoing enterprises. As a result, projections of results and rates of growth may not be a meaningful indicator of our future results of operations. In addition, our planned growth may place a significant strain on our financial, operational and managerial resources. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development and expansion of a business operation in a competitive industry, and the continued development of a business with a corresponding international customer base. Any inability to successfully manage our growth, if any, could have a material adverse effect on our business, financial condition and operating results. There is a possibility that the Company could sustain losses in the future. There can be no assurances that the Company will operate profitably.

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If the security of confidential information used in connection with our business is breached or otherwise subject to unauthorized access, our reputation and business may be materially harmed.

Our business requires us to collect, store, use, and transmit some amount of confidential information, including personally identifiable information, credit card information, and other critical data. We employ a range of information technology solutions, controls, procedures, and processes designed to protect the confidentiality, integrity, and availability of our critical assets, including our data and information technology systems. While we engage in a number of measures aimed to protect against security breaches and to minimize problems if a data breach were to occur, our information technology systems and infrastructure may be vulnerable to damage, compromise, disruption, and shutdown due to attacks or breaches by hackers or due to other circumstances, such as employee error or malfeasance, or technology malfunction. The occurrence of any of these events, as well as a failure to promptly remedy these events should they occur, could compromise our systems, and the information stored in our systems could be accessed, publicly disclosed, lost, stolen, or damaged. Any such circumstance could adversely affect our ability to attract and maintain customers as well as strategic partnerships, cause us to suffer negative publicity, and subject us to legal claims and liabilities or regulatory penalties. In addition, unauthorized parties might alter information in our databases, which would adversely affect both the reliability of that information and our ability to market and perform our services. Techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are difficult to recognize and react to effectively and are constantly evolving. We may be unable to anticipate these techniques or to implement adequate preventive or reactive measures. Several recent, highly publicized data security breaches at other companies have heightened consumer awareness of this issue and may embolden individuals or groups to target our systems or those of our strategic partners or enterprise customers.

Security technologies and information, including encryption and authentication technology licensed from third parties, are a key aspect of our security measures designed to secure our critical assets. While we routinely seek to update these technologies and information, advances in computer capabilities, new discoveries in the field of cryptography, or other developments may result in the technology we use becoming obsolete, breached, or compromised, and cause us to incur additional expenses associated with upgrading our security systems. In addition, security information provided to us by third parties may be inaccurate, incomplete, or outdated, which could cause us to make misinformed security decisions and could materially and adversely affect our business.

Stemtech strives to achieve compliance with new privacy regulations with the California Consumer Privacy Act (CCPA) in the United States, and other international markets, as required. The threat of ransomware, phishing and hacking are maintained by our cloud system suppliers and email control, and 2 factor authentication and verification security measures.

Under payment card rules and our contracts with our card processors, we could be liable to the payment card issuing banks for their cost of issuing new cards and related expenses if there is a breach of payment card information that we store. In addition, if we fail to follow payment card industry security standards, even if there is no compromise of customer information, we could incur significant fines or lose our ability to give customers the option of using payment cards to fund their payments or pay their fees. If we were unable to accept payment cards, our business would be materially harmed.

Our business is dependent upon our brand recognition and reputation, and missing the opportunity to build, maintain or enhance our brand recognition or reputation would likely have a material adverse effect on our business.

Our brand recognition and reputation are critical aspects of our business. We believe that building, maintaining and further enhancing the Stemtech brand, as well as our reputation, will be critical to retaining existing customers and attracting new customers. We also believe that the importance of our brand recognition and reputation will continue to increase as competition in our markets continues to develop. Our success in this area will be dependent on a wide range of factors, including the following:

●	The efficacy of our marketing efforts;

●	Our ability to retain existing IBPs and to attract new IBPs, customers and strategic supplier partners;

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●	Offering new products that are attractive to our customers and enhance our gross margins;

●	The quality and perceived value of our products and compensation plan for Independent Business Partners;

●	Actions of our competitors, our strategic partners, and other third parties;

●	Positive or negative publicity, including material on the Internet;

●	Regulatory and other government related developments.

●	Search engine optimization (SEO) to promote the good news about Stemtech

Sales and marketing expenses have historically been our largest operating expense, and we anticipate these expenses will continue to increase in the foreseeable future, as we continue to grow our business and customer base and enhance our brand. The effectiveness of our brand promotion activities will depend on a number of factors, including our ability to do the following:

●	Determine the appropriate creative message and media mix for advertising, marketing, and promotional expenditures;

●	Select the right markets, media, and specific media vehicles in which to advertise;

●	Identify the most effective and efficient level of spending in each market, media, and specific media vehicles;

●	Effectively manage marketing costs, including creative and media expenses, in order to maintain acceptable customer acquisition costs;

●	Budget for expenses - Traveling to meeting locations for sales and marketing efforts;

●	Conduct regional business academies and global conventions and recognition events.

Future increases in the pricing of one or more of the marketing and advertising channels that we intend to use could increase our marketing and advertising expenses or cause us to choose less expensive but possibly less effective marketing and advertising channels. If we implement new marketing and advertising strategies in the future, we may utilize marketing and advertising channels with significantly higher costs than anticipated, which in turn could adversely affect our operating results. We also may incur marketing and advertising expenses significantly in advance of the time we anticipate recognizing revenue associated with such expenses, and our marketing and advertising expenditures may not generate sufficient levels of brand awareness or result in increased revenue. Even if our marketing and advertising expenses result in increased revenue, the increase might not offset our related expenditures. If we are unable to maintain our marketing and advertising channels on cost-effective terms or replace or supplement existing marketing and advertising channels with similarly or more effective channels, our marketing and advertising expenses could increase substantially, our customer base could be adversely affected, and our business, operating results, financial condition, and reputation could suffer.

We face competition, and we must be able to compete effectively, which will increase demand for our products and positively affect our business, growth, reputation, revenue, and market share.

We operate in a highly competitive business environment. Stemtech created the stem cell nutrition industry as a pioneer but there are now copycat companies. Our main competitors are Cerule, New Earth and StemSation, all of whom may have existing relationships with our potential customer base. It is possible they may be able to devote greater resources to the development, promotion, and sale of products, to deliver products at lower prices or for free, and to introduce new solutions and respond to market developments and customer requirements more quickly than we can. Any of these factors could reduce our growth, revenue, and/or market share.

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Our ability to compete successfully in our markets depends on a number of factors, both within and outside our control. Some of these factors include the following:

●	Breadth and effectiveness of product offerings, including designing and introducing new products;

●	Brand recognition; an attractive compensation plan for direct sellers;

●	Effectively manage marketing costs, including creative and media expenses, in order to maintain acceptable customer acquisition costs;

●	Technology;

●	Effectiveness and cost-efficiency of customer recruiting;

●	Customer satisfaction;

●	Product price;

●	Quality and reliability of customer service; and

●	Accurate identification of appropriate markets for our business.

Any failure by us to compete successfully in any one of these or similar areas, may reduce the demand for our products and the robustness of the Stemtech Opportunity, as well as adversely affect our business, growth, reputation, revenue, and market share. Moreover, new competitors, or new product introductions by our competitors may emerge and potentially adversely affect our business and prospects.

We may lose customers and significant revenue and fail to attract new customers if our existing products or compensation plan become less desirable or obsolete, or if we fail to develop and introduce new products and maintain attractive income generating opportunities with broad appeal or fail to do so in a timely manner.

The introduction of new products by competitors, the emergence of new industry standards, or the development of new technologies could render our existing or future products less desirable or obsolete. In addition, professional thieves continue to develop more sophisticated and creative methods to steal personal and financial information as consumers and enterprises today become increasingly interconnected and engage in a large number of daily activities that involve personal or financial information. Consequently, our financial performance and growth depends upon our ability to enhance and improve our existing products, develop and successfully introduce new products that generate customer interest, and sell our products in new markets. As our existing products mature, encouraging customers to purchase enhancements or upgrades becomes more challenging unless new product offerings provide features and functionality that have meaningful incremental value. To achieve market acceptance for our products, we must effectively anticipate and offer products that meet changing customer demands in a timely manner. Customers may require features and capabilities that our current opportunity does not offer. In addition, any new markets, countries or regions in which we attempt to sell, may not be receptive to our offerings. We must continue to enhance our existing products and business opportunity in a timely and cost-effective manner, successfully develop and introduce new products, or sell in new markets. Our ability to retain existing or attract new customers and the ability to create or increase demand could be harmed, which would have an adverse effect on our business, operating results, and financial condition.

We will be required to make significant capital investments in developing new products through research and development efforts. We also will be subject to all of the risks inherent in the development of new products, including unanticipated technical or other development problems, which could result in material delays in the launch and acceptance of the products or significantly increased costs. Because new product offerings are inherently risky, they may not be successful and may harm our operating results and financial condition. Conducting research (and potentially clinical trials in the future) is vital to our continued growth from the product side.

Most people access Stemtech through personal computers, including mobile phones, smartphones, handheld computers, and tablets. As new devices, platforms, and technologies are continually being released, it is difficult to predict the problems we may encounter in developing versions of our opportunity for use with these devices, platforms, and technologies and we may need to devote significant resources to the creation, support, and maintenance of such offerings. If we are slow to develop technologies that are compatible with these devices, platforms, and technologies, or if our competitors are able to achieve those results more quickly than us, we will miss an opportunity to capture a significant share of an increasingly important portion of the market, which could adversely affect our business.

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Our revenue and operating results depend significantly on our ability to develop and retain our customers.

Our revenue and operating results depend significantly on our ability to develop and retain our Independent Business Partners (IBPs). In our direct selling business, from which we derive the majority of our revenue, we sell our products to our members and customers. Our members may cancel their monthly auto-shipments with us at any time without penalty. We therefore may be unable to retain existing members and customers on the same or on more profitable terms, if at all, and may generate lower revenue than expected as a result of less utilization of our products by our customers. In addition, we may not be able to predict or anticipate accurately future trends in customer retention or customer utilization, or effectively respond to such trends. Our customer retention rates and customer utilization may decline or fluctuate due to a variety of factors, including the following:

●	Our customers’ levels of satisfaction or dissatisfaction with our products or compensation plan;

●	Our general reputation and events impacting that reputation;

●	The products, compensation plan and related pricing offered by our competitors;

●	Our customer service and responsiveness to any customer complaints;

●	Customer dissatisfaction if they do not receive the full benefit of our products;

●	Customer dissatisfaction with the methods or extent of our remediation services;

●	Any guarantee we may provide may not meet our customers’ expectations; and

●	Changes in our target customers’ spending levels as a result of general economic conditions or other factors.

If we do not recruit new customers, our anticipated revenue may grow more slowly than expected or decline, and our operating results and gross margins could be harmed. In addition, our business and operating results may be harmed if we are unable to increase our recruitment and retention rates. This is particularly true in the direct sales industry.

We intend to continually add new customers both to replace customers who cancel or elect not to renew their memberships and auto-shipments. We intend to grow our business and expected customer base. If we are unable to attract new customers in numbers greater than the percentage of customers who cancel or elect not to renew their memberships and auto-shipments with us, our customer base could decrease and our business, operating results, and financial condition could be adversely affected. Replacement of customers can negatively impact the predictability of our anticipated membership revenue model and the efficacy and attractiveness of our business.

We depend on Independent Business Partners in our direct sales business, and an inability to maintain existing IBPs and secure new relationships with new IBPs could harm our revenue and operating results.

We intend to continue deriving a significant portion of our revenue from customers who we expect to come to us through our IBPs. We depend on our partners to develop our customer base. Development of new members through our IBPs involve various risks, including the following:

●	We may be unable to maintain or secure additional distribution partners;

●	Our distribution partners may not be successful in expanding our customer base;

●	Our distribution partners may terminate their relationships with us;

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●	Our inability to secure and maintain relationships with IBPs could harm our revenue and operating results. If any of our Global IBPs were to discontinue or reduce the sale or marketing of our products, our business and operating results may be harmed. In addition, some of our IBPs may experience financial or other difficulties, causing our revenue through those IBPs to decline, which would adversely affect our operating results.

In order for us to implement our business strategy and grow our revenue, we must effectively manage and expand our relationships with qualified IBPs or other licensing agreements. We have and will expend significant time and resources in attracting qualified IBPs, and then maintain relationships with those partners. In order to continue to develop and expand our distribution channels, we will continue to scale and improve our processes and procedures that support our direct sales force. Those processes and procedures may be time intensive. If we were to fail to secure new relationships with IBPs, our business will be harmed.

If we experience system failures or interruptions in our telecommunications or information technology infrastructure, it may impair the availability of our services, our revenue could decrease, and our reputation could be harmed.

Our operations depend upon our ability to protect the telecommunications and information technology systems utilized in our business against damage or system interruptions from natural disasters, technical failures, human error, and other events. We intend to send and receive identity, credit and other data electronically, and this delivery method is susceptible to damage, delay, or inaccuracy. A portion of our business involves telephonic customer service and online enrollments, which depends upon the data generated from our computer systems. Unanticipated problems with our telecommunications and information technology systems may result in data loss, which could interrupt our operations. Our telecommunications or information technology infrastructure upon which we rely also may be vulnerable to computer viruses, hackers, or other disruptions.

We rely on our network and data center infrastructure and internal technology systems for many of our development, operational, support, sales, accounting, and financial reporting activities, the failure of which could disrupt our business operations and result in a loss of revenue and damage to our reputation.

We rely on our network and third-party data center infrastructure and technology systems for many of our development, operational, support, sales, accounting, and financial reporting activities. We shall routinely invest resources to update and improve these systems and environments with the goal of better meeting the existing, as well as the growing and changing requirements of our customers. If we experience prolonged delays or unforeseen difficulties in updating and upgrading our systems and architecture, we may experience outages and may not be able to process orders and maintain our direct sales genealogy or pay sales commissions. We need to remain competitive. Such improvements and upgrades often are complex, costly, time consuming and require Company resource bandwidth to execute. In addition, such improvements can be challenging to integrate with our existing technology systems or may result in problems with our existing technology systems. Unsuccessful implementation of hardware or software updates and improvements could result in outages, disruption in our business operations, loss of revenue, or damage to our reputation. Our systems and data are hosted by a third-party data center. If the third-party data center experiences any disruptions, outages, or catastrophes, it could disrupt our business and result in a loss of customers, loss of revenue, or damage to our reputation. We use and secure redundant data control services as a contingency, in the event of any interruption in our business. Despite these protective measures, there is no guarantee that we will not experience outages in the future.

Natural or man-made disasters and other similar events may significantly disrupt our strategic partners’ or service providers’ businesses, and negatively impact our results of operations and financial condition.

Any of our service providers’ facilities may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, tornadoes, hurricanes, wildfires, floods, nuclear disasters, acts of terrorism or other criminal activities, infectious disease outbreaks, and power outages, which may render it difficult or impossible for us or our Independent Business Partners or service providers to operate our respective businesses for some period of time. Our strategic partners’ or service providers’ facilities would likely be costly to repair or replace, and any such efforts would likely require substantial time. Any disruptions in our or our strategic partners’ or service providers’ operations could negatively impact our business and harm our reputation. Any such losses or damages could have a material adverse effect on our business, results of operations, and financial condition.

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Changes in the economy may significantly affect our business, operating results, and financial condition.

Our business may be affected by changes in the economic environment. Our products are discretionary purchases, and customers may reduce or eliminate their discretionary spending of our products during an economic downturn. As a result, our business, operating results, and financial condition may be significantly affected by changes in the economic environment. However, many people may look to Stemtech as a new source of income.

Our rapid development and growth in an evolving industry make evaluating our business and future prospects difficult and may increase the risk of your investment.

Our business, prospects, and growth potential must be considered in light of the risks, expenses, delays, difficulties, uncertainties, and other challenges encountered by companies that are rapidly developing and are experiencing rapid growth in evolving industries. We may be unsuccessful in addressing the various challenges we may encounter. Our failure to do so could have a material adverse effect on our business, prospects, reputation, and growth potential as well as the value of your investment.

Despite our projected revenue model, as an expected development and growth in an evolving industry, it is difficult to accurately forecast our revenue and plan our operating expenses, and we have limited insight into trends that may emerge and affect our business. In the event that our actual results differ from our forecasts, or we adjust our forecasts in future periods, our operating results and financial position could be materially and adversely affected and our stock price could decline. These risks may be increased by any acquisitions we may make in the future.

We may be subject to government regulation, which could impede our ability to market and provide our products or compensation plan and have a material adverse effect on our business.

Our business and the information we use in our business is subject to a wide variety of country, federal, state, and local laws and regulations, including the Fair Credit Reporting Act and comparable state laws that are patterned after the FTC Act, and other laws governing credit information, consumer privacy and marketing, and servicing of consumer products and services. These laws, regulations, and consent decrees cover, among other things advertising, automatic subscription renewal, broadband residential Internet access, consumer protection, content, copyrights, credit card processing procedures, data protection, distribution, electronic contracts, member privacy, pricing, sales and other procedures, tariffs, and taxation. It is unclear how existing laws and regulations governing issues such as sales and other taxes, and personal privacy apply to the Internet. We incur significant costs to operate our business and monitor our compliance with these laws and regulations. Any of these laws and regulations are subject to revision, and we cannot predict the impact of such changes on our business. Any changes to the existing applicable laws or regulations, or any determination that other laws or regulations are applicable to us, could increase our costs or impede our ability to provide our services to our customers, which could have a material adverse effect on our business, operating results, financial condition, and prospects.

In addition, various governmental agencies have the authority to commence investigations and enforcement actions under these laws, regulations, and private citizens also may bring actions, including class action litigation, under some of these laws and regulations. Responding to such investigations and actions may cause us to incur significant expenses and could divert our management and key personnel from our business operations. Any determination that we have violated any of these laws or regulations, may result in liability for fines, damages, or other penalties, or require us to make changes to our services and business practices, and cause us to lose customers, any of which could have a material adverse impact on our business, operating results, financial condition, and prospects.

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Changes in legislation or regulations governing consumer privacy may affect our ability to collect, distribute, and use personally identifiable information.

There has been increasing public concern about the use of personally identifiable information. As a result, many federal, state, and foreign government bodies and agencies have adopted or are considering adopting laws and regulations regarding the collection, disclosure, and use of personally identifiable information. These include but are not limited to the new California Consumer Privacy Act (CCPA), which significantly increases the obligations of businesses. In addition to government regulation, privacy advocates and industry groups may propose new and different self-regulatory standards that apply to us. Because the interpretation and application of privacy and data protection laws are still uncertain, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with our existing practices, or the features of our services. If this is the case, in addition to the possibility of fines, lawsuits, and other claims, we could be required to fundamentally change our business activities and practices or modify our service offerings, which could have a material adverse effect on our business. Any inability to adequately address privacy concerns, even if unfounded, or comply with applicable privacy or data protection laws, regulations, and policies, could result in additional cost and liability to us, damage our reputation, affect our ability to attract new customers and maintain relationships with our existing customers, and adversely affect our business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations, and policies that are applicable to the businesses of our enterprise customers and strategic partners may limit the use and adoption of, and reduce the overall demand for, our products. Privacy concerns, whether valid or not, may inhibit market adoption of our business.

The outcome of litigation or regulatory proceedings could subject us to significant monetary damages, restrict our ability to conduct our business, harm our reputation, and otherwise negatively impact our business.

Under circumstances beyond our control, we may become subject to litigation, claims, and regulatory proceedings, including class action litigation. We cannot predict the outcome of any actions or proceedings, and the cost of defending such actions or proceedings could be material. Furthermore, defending such actions or proceedings could divert our management and key personnel from our business operations.

The outcome of litigation or regulatory proceedings could subject us to significant monetary damages, restrict our ability to conduct our business, harm our reputation, and otherwise negatively impact our business.

Under circumstances beyond our control, we may become subject to litigation, claims, and regulatory proceedings, including class action litigation. We cannot predict the outcome of any actions or proceedings, and the cost of defending such actions or proceedings could be material. Furthermore, defending such actions or proceedings could divert our management and key personnel from our business operations.

There are several lawsuits which have been filed against the Company. On March 4th, 2020, Canon Financial Services filed a lawsuit alleging monies owed on leased equipment. The parties have settled this matter and a Stipulated Dismissal of the suit was filed in May, 2021. On December 9th, 2018, a lender to the Company filed a Complaint in Broward County, Florida, claiming breach of contract regarding the terms of repayment of their note. Said claim is deemed non-meritorious by the Company, which has steadfastly litigated this point, the Company is expecting final resolution shortly, though this has not occurred as of the date of this filing. On August 6, 2019, the former CEO of Stemtech filed a lawsuit against the Company alleging non-payment for back unpaid and accrued salary in the amount of $267,000. The Company has vigorously defended this suit as it believes it is without merit. Litigation is ongoing, as of this date no hearing date has been set for trial, though the Company accrued $267,000 in the accompanying financial statements as of December 31, 2020, and 2019 specifically for this claim. Lastly on August 30, 2019, a former officer of the company sued the Company alleging unpaid vacation time in the amount of $67,000. Said claim has been settled. The Company accrued $67,000 in the accompanying financial statements as of December 31, 2020 and 2019 specifically for this claim.

We are not aware of any threatened or pending legal proceedings that will have a material adverse effect on our business, operating results, and financial condition. However, our assessment may change at any time based upon the discovery of facts or circumstances that are presently not known to us. Therefore, there can be no assurance that any pending or future litigation will not have a material adverse effect on our business, reputation, operating results, and financial condition.

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We require significant capital to fund our business, and our inability to generate and obtain such capital could harm our business, operating results, financial condition, and prospects.

To fund our expanding business, we must have sufficient working capital to continue to make significant investments in our product development, inventory, marketing, advertising, information technology and other activities. As a result, in addition to the revenue we generate from our business and the proceeds from any offering, we may need additional equity or debt financing to provide the funds required for these endeavors. If such financing is not available on satisfactory terms or at all, we may be unable to operate or expand our business in the manner and at the rate desired. Debt-financing increases expenses, may contain covenants that restrict the operation of our business, and must be repaid regardless of operating results. Equity financing, or debt financing that is convertible into equity, could result in additional dilution to our existing stockholders, and any new securities we issue could have rights, preferences, and privileges superior to those associated with our common stock.

Our inability to generate or obtain the financial resources needed to fund our business and growth strategies may require us to delay, scale back, or eliminate some of our operations or the expansion of our business, which may have a material adverse effect on our business, operating results, financial condition, and prospects.

If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.

The success of our business depends in part on our ability to protect our intellectual property and our brand. We rely on a combination of federal, state, common law trademark, patent, and trade secret laws, confidentiality procedures, and contractual provisions to protect our intellectual property. However, these measures afford only limited protection and might be challenged, invalidated, or circumvented by third parties. The measures we take to protect our intellectual property may not be sufficient or effective. Additionally, our competitors may independently develop similar intellectual property.

We obtain non-disclosure agreements from each of our Employees and have our Policies and Procedures in place for all of our Independent Business Partners. We currently have copyrighted all Stemtech materials. We cannot assure you that any future trademark or service mark registrations will be issued from pending or future applications or that any registered trademarks or service marks will be enforceable or provide adequate protection of our proprietary rights. In addition, it is difficult to monitor compliance with, and enforce, our intellectual property on a worldwide basis in a cost-effective manner. In jurisdictions where foreign laws provide less intellectual property protection than afforded in the US and abroad, our technology or other intellectual property may be compromised, and our business would be materially adversely affected. We may find it necessary to take legal action in the future to enforce or protect our intellectual property rights, and such action may be expensive and time consuming. In addition, we may be unable to obtain a favorable outcome in any such intellectual property litigation.

Our operating results may vary and be unpredictable, make period-to-period comparisons less meaningful, and make our future results difficult to predict.

We may experience significant fluctuations in our revenue, expenses, and operating results in future periods. Our operating results may fluctuate in the future as a result of a number of factors, many of which are beyond our control. Moreover, these fluctuations may make comparing our operating results on a period-to-period basis less meaningful and make our future results difficult to predict. You should not rely on our past results as an indication of our future performance. In addition, if revenue levels do not meet our expectations, our operating results and ability to execute on our business plan are likely to be harmed. In addition to the other factors listed in this “Risk Factors” section, factors that could affect our operating results include the following:

●	Our ability to expand our customer base and the market for our products;

●	Our ability to generate revenue from existing customers;

●	Our ability to establish and maintain relationships with Independent Business Partners;

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●	Our expense and capital expenditure levels;

●	Product introductions or enhancements and market acceptance of new products by our competitors and us;

●	Pricing and availability of competitive raw materials, manufacturing or transportation;

●	Our ability to address competitive factors successfully;

●	Changes in the competitive landscape as a result of mergers, acquisitions, or strategic alliances that could allow our competitors to gain market share, or the emergence of new competitors;

●	Changes or anticipated changes in economic conditions; and,

●	Changes in legislation and regulatory requirements related to our business. Due to these and other factors, our financial results for any quarterly or annual period may not meet our expectations or the expectations of investors or analysts and may not be meaningful indications of our future performance.

●	Revenue generated in sales from our customers over the term of their membership may fluctuate and may not be immediately reflected in our operating results.

Revenue from our customers is recognized over the course of their membership periods. Consequently, a decline in new customers or a decrease in member retention in any particular period has an immediate impact on revenue. In addition, we may be unable to adjust our cost structure to reflect any such reduced revenue. Accordingly, the effect of significant fluctuations in new members or member retention and market acceptance of our products will be evident very quickly.

Increases in credit card processing fees would increase our operating expenses and adversely affect our operating results, and the termination of our relationship with any major credit card company would have a severe, negative impact on our business.

Almost all of our customers pay for our services using credit cards. From time to time, the major credit card companies or the issuing banks may increase the fees that they charge for each transaction using their cards. An increase in those fees would require us to either increase the prices we charge for our services or suffer a negative impact on our margins, either of which could adversely affect our business, operating results, and financial condition. In addition, our credit card fees may be increased by credit card companies if our chargeback rate (currently extremely low at less than ¾ percent), or the rate of payment refunds, exceeds certain minimum thresholds. If we are unable to maintain our chargeback rate at acceptable levels, our credit card fees for chargeback transactions, or for all credit card transactions, may be increased, and, if the problem significantly worsens, credit card companies may further increase our fees or terminate their relationship with us. In addition, changes in billing systems in the future could increase the per transaction cost that we pay. Any increases in our credit card fees could adversely affect our operating results, particularly if we elect not to raise the retail list price for our products to offset the increase. The termination of our ability to process payments on any major credit card would significantly impair our business.

Our indebtedness could adversely affect our business and limit our ability to expand our business or respond to changes, and we may be unable to generate sufficient cash flow to satisfy our debt service obligations.

Any substantial indebtedness and the fact that a substantial portion of our cash flow from operating activities could be needed to make payments on this indebtedness could have adverse consequences, including the following:

●	Reducing the availability of our cash flow for our operations, capital expenditures, future business opportunities, and other purposes;

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●	Limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate, which would place us at a competitive disadvantage compared to our competitors that may have less debt;

●	Limiting our ability to borrow additional funds;

●	Increasing our vulnerability to general adverse economic and industry conditions;

●	Failing to comply with the covenants in our debt agreements could result in all of our indebtedness becoming immediately due and payable.

Our ability to borrow any funds needed to operate and expand our business will depend in part on our ability to generate cash. Our ability to generate cash is subject to the performance of our business as well as general economic, financial, competitive, legislative, regulatory, and other factors that are beyond our control. If our business does not generate sufficient cash flow from operating activities or if future borrowings are not available to us in amounts sufficient to enable us to fund our liquidity needs, our operating results, financial condition, and ability to expand our business may be adversely affected. Moreover, our inability to make scheduled payments on our debt obligations in the future would require us to refinance all or a portion of our indebtedness on or before maturity, sell assets, delay capital expenditures, or seek additional equity.

Note Converted to Equity - The former Secured Note to Opus Bank for $4,000,000 was purchased by the Founders of the Company in 2018, and converted to 2,000,000 shares of common stock, thus erasing the debt in toto. The 2,000,000 shares were converted at $1.50 per share, and has been included in the “year one” calculations herein.

Other Notes – Enzacta, LLC currently holds a first lien position with its Note with the Company with a balance of $395,262.04 currently owed. Additionally, the company has approximately $250,000 of outstanding short-term advances or loans. Additional detail can be found in the notes to the financial statements.

Covenants in any future debt arrangements may impose, significant operating and financial restrictions that may adversely affect our business and ability to operate our business.

The agreement governing any future debt arrangement or debt covenants may limit various actions that we may take, including the following:

●	Incurring additional indebtedness;

●	Granting additional liens;

●	Making certain investments and distributions; merging, dissolving, liquidating, consolidating, or disposing of all or substantially all of our assets;

●	Prepaying and modifying debt instruments; and

●	Entering into transactions with affiliates.

These restrictions could limit our ability to finance our future operations or capital needs, make acquisitions, or pursue available business opportunities. Our ability to meet these financial tests can be affected by events beyond our control, and we may not meet those tests. We may be required to take action to reduce our indebtedness or to act in a manner contrary to our business objectives to meet these ratios and satisfy these covenants. We could also incur additional indebtedness in the future having even more restrictive covenants.

Failure to comply with any of these debt arrangements or covenants or under any other indebtedness we may incur, could result in a default under such agreements, which could result in an acceleration of the timing of payments on all of our outstanding indebtedness and other negative consequences. Any of these events could have a material adverse effect on our business, operating results, and financial condition.

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We will have broad discretion over the use of the proceeds and in any raise we may do in the future, and may not apply the proceeds in ways that increase the value of your investment.

We will have broad discretion to use the net proceeds from any finance offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our Management may not apply the net proceeds of any offering in ways that increase the value of your investment. We also may use a portion of the net proceeds from any offering to acquire products, services, or technologies that we believe to be complementary to our business; however, we do not have any agreements or commitments to do so at this time. However, except as described above, we have not allocated the net proceeds from any offering for any specific purposes. Until we use the net proceeds from any offering, we plan to invest them in for short-term normative working capital. You will not have the opportunity to influence our decisions on how to use the net proceeds from any offering.

Our projections and forward-looking information may prove to be incorrect.

Management has prepared projections regarding the Company’s anticipated financial performance. The Company’s projections are hypothetical and based upon a presumed financial performance of the Company, the addition of a sophisticated and well-funded marketing plan, and other factors influencing the business of the Company. The projections are based on Management’s best estimate of the probable results of operations of the Company, based on present circumstances, and have not been reviewed by the Company’s independent accountants. These projections are based on several assumptions, set forth therein, which Management believes are reasonable. Some assumptions upon which the projections are based, however, invariably will not materialize due to the inevitable occurrence of unanticipated events and circumstances beyond Management’s control. Therefore, actual results of operations will vary from the projections, and such variances may be material. Assumptions regarding future changes in sales and revenues are necessarily speculative in nature. In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into the Company’s market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business. While Management believes that the projections accurately reflect possible future results of the Company’s operations, those results cannot be guaranteed.

There might be unanticipated obstacles to the execution of our business plan.

The Company’s business plans may change significantly. The Company’s potential business endeavors are capital intensive. Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and market conditions with the skills, background, and knowledge of the Company’s leaders, principals and advisors. Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Risks Associated with our General Managers and Executive Management Team

We depend on key personnel, and if we fail to retain and attract skilled management and other key personnel, our business may be harmed.

While we do not presently maintain “key person” insurance policies on the lives of our executive officers or any of our other employees, we plan to acquire it in the future. We employ all of our executive officers and key employees on an at-will basis, and their employment can be terminated by us or them at any time, for any reason and without notice, which may be subject, in certain cases, to severance payment rights. In order to retain valuable employees, in addition to salary and cash incentives, we may provide various options that may vest over time. There can be no assurance that any persons who may be employed by us will remain with us.

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Our success also depends on our ability to attract, retain, and motivate additional skilled management personnel. We plan to continue to expand our work force to continue to enhance our business and operating results. We believe that there is significant competition for qualified personnel with the skills and knowledge that we require. Many of the other companies within the markets we work in compete for qualified personnel and may have greater financial and other resources than we do. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high-quality candidates than those which we have to offer. If we are not able to attract and retain the necessary qualified personnel to accomplish our business objectives, we may experience constraints that will impede significantly the achievement of our business objectives and our ability to pursue our business strategy. New hires require significant training and, in most cases, take significant time before they achieve full productivity. New employees may not become as productive as we expect, and we may be unable to hire or retain sufficient numbers of qualified individuals. If our recruiting, training, and retention efforts are not successful, or do not generate a corresponding increase in revenue, our business will be harmed.

Unanticipated disruptions in our operations could materially and adversely affect our revenues and our relationship with our consumers.

Our ability to process and fulfill orders and manage inventory depends on the efficient and uninterrupted operation of our facilities. In addition, our products will be transported to consumers by third-party carriers. As a result, we will rely on the timely and uninterrupted performance of third-party shipping companies. Any interruption in our operations or delay in transportation services could cause orders to be canceled or delivered late, goods to be returned or receipt of goods to be refused or result in higher transportation costs. As a result, our relationships with our consumers and our revenues and results of operations and financial condition could be materially and adversely affected.

The loss of any member of our senior management team or a significant number of our managers could have a material adverse effect on our ability to manage our business.

Our operations depend heavily on the skills and efforts of our senior management team, including Charles Arnold, our Chief Executive Officer, and John W. Meyer, our Chief Operating Officer who has been with the Company for 15 years. We will rely substantially on the experience of the management of our subsidiaries with regard to day-to-day operations. We face intense competition for qualified personnel, and many of our competitors may have greater resources than we have to hire qualified personnel. The loss of any member of our senior management team or a significant number of managers could have a material adverse effect on our ability to manage our business.

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

●	New products and services by the Company or its competitors;
●	Additions or departures of key personnel;
●	The Company’s ability to execute its business plan;
●	Operating results that fall below expectations;
●	Loss of any strategic relationship;
●	Industry developments;
●	Economic and other external factors; and
●	Period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

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There is currently a low liquidity trading market for the Company’s common stock and the Company cannot ensure that one will ever develop or be sustained.

The Company’s common stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol GNTWD. However, there is limited trading activity and not currently a liquid trading market. There is no assurance as to when or whether a liquid trading market will develop, and if such a market does develop, there is no assurance that it will be maintained. Furthermore, for companies whose securities are quoted on the Over-The-Counter Bulletin Board maintained by the Financial Industry Regulatory Authority (the “OTCBB”), it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital. As a result, purchasers of the Company’s common stock may have difficulty selling their shares in the public market, and the market price may be subject to significant volatility.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

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ITEM 1B. Unresolved Staff Comments

None.

ITEM 2. Management’s Discussion And Analysis Of Plan Of Operations

Management’s Discussion and Analysis of Financial Condition and Result of Operations

Result of Operations

In 2019, Stemtech Corporation’s operations generated $6,617,829 in net sales and $5,391,231 gross profit. Due to the global economic decline and the ensuing economic decrease, those figures declined approximately 33.7% in 2020, net sales dropping to $4,384,507 and gross profits decreasing to $3,669,355. Due to the decrease in sales, commissions also decreased 44% from $2,014,829 in 2019 to $1,122,489 in 2020. Other Operating Expenses, such as selling, general and administrative expenses, and research and development also declined by approximately 33.9%, and Other Income (Expenses), net decreasing by ($90,073), thus causing net losses to decline, going from $2,869,953 in 2019 to $1,727,723 in 2020.

The Company has three reportable operating segments: North America (including its subsidiaries in United States and Canada), Latin America (including subsidiaries in Mexico and Ecuador) and Asia (including its subsidiaries in Malaysia, Taiwan, Indonesia, South Korea and New Zealand). Sales in North America, Latin America and Asia decreased from $1,976,156, $2,484,510 and $2,157,163, respectfully to $1,796,348, $1,618,582 and $969,577, respectfully. Net Income (Losses) from Operations from North America, Latin America and Asia decreased from ($2,090,403), $127,114 and ($672,176), respectfully to ($964,717), ($248,255) and ($218,828), respectfully.

For the six months ending June 30, 2021, Stemtech Corporation’s operations generated $ 2,100,873 in net sales and $1,651,565 in gross profits. Sales and commission expense was $452,542 for the six months ending June 30, 2021, and $1,852,326 of general and administrative expenses and research and development expenses. Interest expenses and other expenses for the six months ending June 30, 2021, was $(289,999).

Liquidity and Capital Resources

As stated above, although our business plan calls for us to expand our network the Company needs increased capital resources with which to conduct those operations. Because the global economic decline caused a decrease in demand, net cash provided by operating activities declined by the same approximate percentage as gross and net losses, going from a net increase in cash and cash equivalents $43,529 in 2019 to a net decrease of ($117,190) in 2020. For the six months ending June 30, 2021, a net decrease of $(25,726) with an ending balance of cash and cash equivalents of $107,339.

Plan of Operation and Funding

Existing working capital, cash flow from operations, further advances from the bank, as well as debt instruments or stock subscriptions are expected to be adequate to fund our operations over the next twelve months.

In connection with our business plan, management anticipates that administrative expenses will increase over the next twelve months. Additional issuances of equity or convertible debt securities may be required which will result in dilution to our current shareholders. Furthermore, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business opportunities, which could significantly and materially restrict our business operations.

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Material Commitments

We do not have any material commitments for the fiscal years ended December 31, 2020 and 2019 or for the subsequent periods to date.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Going Concern

The independent auditors’ report accompanying our August 31, 2020 and January 31, 2019 financial statements, prepared before and without consideration of the effect of the acquisition of the shares of Stemtech Corporation, contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared “assuming that we will continue as a going concern,” which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

Recent Accounting Pronouncements

In February 2015, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2015-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis”, which provides guidance in evaluating entities for inclusion in consolidations. ASU 2015-02 is effective for fiscal years beginning after December 15, 2015. The Company does not believe the adoption of ASU 2015-02 will have a material effect on its consolidated financial statements.

In June 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-10 (“ASU 2014-10”), Development Stage Entities (Topic 915), Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The objective of the amendments in this Update is to improve financial reporting by reducing the cost and complexity associated with incremental reporting requirements for development stage entities. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity at risk. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. These amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

The amendment eliminating the exception to the sufficiency-of-equity-at-risk criterion for development stage entities in paragraph 810-10-15-16 should be applied retrospectively for annual reporting periods beginning after December 15, 2015 and interim periods therein. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued. The Company has adopted ASU 2014-10 in the fourth quarter of 2014 and does not expect this adoption to have a material impact on its consolidated financial condition, results of operations or cash flows.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The objective of the amendments in this Update is to provide guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if “conditions or events raise substantial doubt about the entity’s ability to continue as a going concern.” The ASU applies to all entities and is effective for annual periods ending after December 15, 2017, and interim periods thereafter, with early adoption permitted. The Company is evaluating the impact of ASU 2014-15 on its consolidated financial condition, results of operations and cash flows.

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In September 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2015-16 (ASU 2015-16) “Simplifying the Accounting for Measurement Period Adjustments”. ASU 2015-16 require that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. The amendments in ASU 2015-16 require that the acquirer record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. The amendments in ASU 2015-16 require an entity to present separately on the face of the income statement or disclose in the notes the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. For public business entities, the amendments in ASU 2015-16 are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. The amendments in ASU 2015-16 should be applied prospectively to adjustments to provisional amounts that occur after the effective date of this update with earlier application permitted for financial statements that have not been issued. For all other entities, the amendments in ASU 2015-16 are effective for fiscal years beginning after December 15, 2017, and interim periods within fiscal years beginning after December 15, 2017. The amendments in ASU 2015-16 should be applied prospectively to adjustments to provisional amounts that occur after the effective date of this update with earlier application permitted for financial statements that have not yet been made available for issuance.

ITEM 2A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Market risk represents the risk of loss that may impact our financial position, results of operations or cash flows due to adverse changes in foreign currency and interest rates.

ITEM 3. PROPERTIES

Our principal executive office is located at 10370 USA Today Way, Miramar, Fla 33025. Our telephone number is (954) 715-6000. We are currently leasing generic office space in the U.S. on a 3-year basis for $9,160 per month. This space is utilized for office purposes and it is our belief that the space is adequate for our immediate needs. Additional space may be required as we expand our business activities. We do not foresee any significant difficulties in obtaining any required additional facilities.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Shareholders or the Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. At the present time, the current four board members of the Company have received no salary, but have been compensated by $325,000 in common shares of the company collectively for the last two years of their service as Directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. We believe that during the fiscal year ended December 31st, 2020, all such filing requirements applicable to our officers and directors have been met.

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Audit Committee

The Company intends to establish an audit committee of the board of directors. The audit committee’s duties would be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee

The Company intends to establish a compensation committee of the Board of Directors. The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Code of Ethics

We adopted a code of ethics. This policy will serve as guidelines in helping employee to conduct our business in accordance with our values. Compliance requires meeting the spirit, as well as the literal meaning, of the law, the policies and the Values. It is expected that employees will use common sense, good judgment, high ethical standards and integrity in all their business dealings.

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ITEM 6. EXECUTIVE COMPENSATION

Compensation of Officers –

A summary of cash and other compensation paid in accordance with management consulting contracts for our Principal Executive Officer and other executives for the most recent three years is as follows:

Name and Principal Position	Year	Salary	Bonus Awards	Stock Awards	Other Incentive Compensation	Non-Equity Plan Compensation	Nonqualified Deferred Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Charles S. Arnold CEO, and Director	2020 2019 2018	250,000 250,000 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	250.000 250.000 0
John W. Meyer, COO	2020 2019 2018	62,679 120,000 50,933	0 0 0	22,500 0 13,856	0 0 0	0 0 0	0 0 0	0 0 0	85,179 133,856 64,789
James S. Cardwell, CFO	2020	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Victoria Rudman, Former CFO	2020 2019 2018	0 0 0	0 0 0	0 0 $27,711	0 0 0	0 0 0	0 0 0	35,000 55,000 0	35,000 55,000 27,711

Retirement, Resignation or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our Company or as a result of a change in the responsibilities of an executive following a change in control of our Company. However, Stemtech does maintain a 401(k) retirement investment plan and has provided a matching contribution for those employees who participate in the plan.

Directors’ Compensation

The persons who served as members of our board of directors, including executive officers received no salary as compensation for services as director for the year ended December 31, 2020. At the present time, the current four board members of the Company have been compensated $300,000 in common stock in consideration collectively for the last two years of their service in total.

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ITEM 7. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

None of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)	any of our directors or executive officers;
(B)	any nominee for election as one of our directors;
(C)	any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or
(D)	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

We anticipate reviewing all related party transactions as they are presented to us, and we would not anticipate that such review procedures would be in writing until such time as our Board of Directors felt it was necessary.

ITEM 8. LEGAL PROCEEDINGS

The outcome of litigation or regulatory proceedings could subject us to significant monetary damages, restrict our ability to conduct our business, harm our reputation, and otherwise negatively impact our business.

Under circumstances beyond our control, we may become subject to litigation, claims, and regulatory proceedings, including class action litigation. We cannot predict the outcome of any actions or proceedings, and the cost of defending such actions or proceedings could be material. Furthermore, defending such actions or proceedings could divert our management and key personnel from our business operations.

There are several lawsuits which have been filed against the Company. On March 4th, 2020, Canon Financial Services filed a lawsuit alleging monies owed on leased equipment. The parties have settled this matter and a Stipulated Dismissal of the suit was filed in May, 2021. On December 9th, 2018, a lender to the Company filed a Complaint in Broward County, Florida, claiming breach of contract regarding the terms of repayment of their note. Said claim is deemed non-meritorious by the Company, which has steadfastly litigated this point, the Company is expecting final resolution shortly, though this has not occurred as of the date of this filing. On August 6, 2019, the former CEO of Stemtech filed a lawsuit against the Company alleging non-payment for back unpaid and accrued salary in the amount of $267,000. The Company has vigorously defended this suit as it believes it is without merit. Litigation is ongoing, as of this date no hearing date has been set for trial, though the Company accrued $267,000 in the accompanying financial statements as of December 31, 2020 and 2019 specifically for this claim. Lastly on August 30, 2019, a former officer of the company sued the Company alleging unpaid vacation time in the amount of $67,000. Said claim has been settled. The Company accrued $67,000 in the accompanying financial statements as of December 31, 2020 and 2019 specifically for this claim.

We are not aware of any threatened or pending legal proceedings that will have a material adverse effect on our business, operating results, and financial condition. However, our assessment may change at any time based upon the discovery of facts or circumstances that are presently not known to us. Therefore, there can be no assurance that any pending or future litigation will not have a material adverse effect on our business, reputation, operating results, and financial condition.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Globe Net’s common shares have been quoted on the NASD OTC Bulletin Board under the symbol “GNTWD” since October 30, 2014. The table below gives the high and low bid information for each fiscal quarter of trading for the last two fiscal years and for the interim period ended November 30, 2020. The bid information was obtained from Pink OTC Markets Inc. and reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

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High & Low Bids(1)
Period ended	High	Low	Source
2 Aug 2021	$3.28	$2.90	OTC Markets Inc.
1 May 2021	$5.00	$0.22	OTC Markets Inc.
1 Feb 2021	$1.76	$0.38	OTC Markets Inc.
1 Nov 2020	$0.536	$0.26	OTC Markets Inc.
1 Aug 2020	$0.907	$0.384	OTC Markets Inc.
1 May 2020	$0.48	$0.29	OTC Markets Inc.
01 Feb 2020	$0.65	$0.428	OTC Markets Inc.
01 Nov 2019	$0.898	$0.426	OTC Markets Inc.
1 Aug 2019	$0.92	$0.64	OTC Markets Inc.

We have never declared or paid any cash dividends on our common stock nor do we intend to do so in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, any applicable contractual restrictions and such other factors as our board of directors deems relevant.

(1) All high & low bid data for all periods reflect the Company’s 20:1 consolidation, which was effective August 5, 2021

Effective August 5, 2021, the Company effectuated a 20:1 reverse stock split, without correspondingly decreasing the number of authorized shares of common stock, resulting in a decrease of the issued and outstanding share capital from 10,800,000 shares to approximately 540,000 shares of common stock.

Trading Information

The Company’s common stock is currently approved for quotation on the OTC under the symbol “GNTWDD,”. The information for our transfer agent is as follows: Empire Stock Transfer Inc., 1859 Whitney Mesa Drive, Henderson, Nevada, 89014; Telephone (702) 818-5898.

Holders

As of August 1st, 2021, GNTWD had 13 stockholders of record. Stemtech had 26 shareholders as of August 1st, 2021.

Dividends

The Company has had no dividends paid out, and currently has no plans to effectuate any such plans in the near future.

Purchases of Equity Securities by the Company and Affiliated Purchasers

None.

Section 15(g) of the Securities Exchange Act of 1934

Our company’s shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

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ITEM 11. DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Anti-Takeover Provisions

None.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Nevada law permit, under certain circumstances, the indemnification of any person with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

In the case of proceedings by or in the right of the corporation, Nevada law permits indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Nevada law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

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In addition to the authority granted to us by Nevada law to indemnify our directors, certain other provisions of the Nevada Act have the effect of further limiting the personal liability of our directors. Pursuant to Nevada law, a director of a Nevada corporation cannot be held personally liable for monetary damages to the corporation or any other person for any act or failure to act regarding corporate management or policy except in the case of certain qualifying breaches of the director’s duties.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors and officers, or to persons controlling us, pursuant to our Articles of Incorporation or Nevada law, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTINGAND FINANCIAL DISCLOSURE

There have been no disagreements on accounting and financial disclosures from the inception of our company through December 31st, 2020.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. The foregoing Items enumerated 1 through 14 are intended to satisfy and relate such information required by Item 2.01(f) for Form 8-K. The following enumerated Items relate to this current report on Form 8-K.

ITEM 5.01. Changes in Control of Registrant

On DATE (the “Closing Date”), Stemtech Corporation acquired the majority of the issued and outstanding common stock of Globe Net Wireless Corp., a Nevada corporation (the “Company”), in accordance with the merger agreement (the “Merger Agreement”) between Stemtech Corporation and GNTWD.

As part of the merger the following changes to the Company’s directors and officers have occurred:

●	Kirk R. Reed resigned as the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Secretary, Treasurer, Principal Financial and Accounting Officer effective August 19th, 2021.

●	As of August 19th, 2021, Charles S. Arnold was appointed as the Company’s Director and Chief Executive Officer.

●	As of August 19th, 2021, John W. Meyer was appointed as the Company’s Chief Operating Officer.

●	As of August 19th, 2021, James S. Cardwell was appointed as the Company’s Chief Financial Officer.

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ITEM 5.02 Departure of Principal Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Kirk R. Reed resigned as a member of the Company’s Board of Directors effective as of August 19th, 2021. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Chief Executive Officer, Director Mr. Charles Arnold

Mr. Arnold’s ability to integrate marketing concepts and financial strategies play a pivotal role in the development of his clients’ businesses. In addition to developing start-up companies, he is responsible for placing more than $1 Billion into public and private companies with as much as $400 Million in a single transaction. Significant mergers and acquisitions have been accomplished through his network of financial specialists and professionals throughout the world. In 1993, Mr. Arnold was one of the original investors in pre-paid legal “PPD” (now Legal Shield). In 2001 he was engaged by National Health “LEXXUS”, and the company grew from under $1.00 to over $40 and traded on the American stock exchange. Mr. Arnold feels that the direct sales marketing industry is an underserved market that deserves investors’ attention. Mr. Arnold believes that Stemtech has exceptional growth potential and sees this company’s bright future with innovative stem cell nutrition products and the business opportunity for our Independent Business Partners.

Over the years, Mr. Arnold has carefully developed worldwide relationships with retail brokerage firms, investment bankers, traders, fund managers, and independent investors. A broad scope of his functions includes public awareness and financial relations campaigns arranged to bring undervalued, little known public companies with significant upside potential to the center of equity markets throughout the world. For over 35 years, Mr. Arnold traveled extensively serving as a guest speaker and advisor for many private and public events, including international investment conferences.

Chief Operating Officer - John W. Meyer

With over 40 years’ business experience in logistics and management of projects, supply chain and staff, Mr. Meyer oversees operations for Stemtech’s global company. In fifteen years with Stemtech, he has supported openings of 51 national markets, serving as VP of Global Operations prior to his current position as COO since 2016. Mr. Meyer is responsible for global management of the Company, including operations, inventory management, purchasing, transportation, as well as for global Human Resources, Partner Services, Training, Information Technology, global facilities and for global manufacturing of nutraceuticals, cosmetics, oral healthcare, ECO products and any new product development and quality assurance. He also is the executive sponsor and leader of the Life Sciences Advisory Board, the Field Advisory Board and the Business Advisory Board.

Mr. Meyer graduated from the University of San Francisco with B.A. and M.A. degrees. He previously worked at Shaklee, Arbonne, and third-party logistics provider Menlo Worldwide – now a part of XPO Logistics.

Chief Financial Officer – James S. Cardwell

Mr. Cardwell has more than 35 years of experience in, among other things, U.S. Securities and Exchange Commission (“SEC”) reporting and compliance, financial reporting and tax research and compliance. Since July 2015, Mr. Cardwell has served as Chief Operating Officer and Senior Associate of The CFO Squad LLC, a company which provides chief financial officer support services including, but not limited to, pre-audit services, SEC and tax compliance and financial reporting services to both international and domestic private and public companies. Associated with the CFO Squad, Mr. Cardwell has served as the interim Chief Financial Officer for Esports Entertainment Group, Inc., NanoVibronix, Inc., Newgioco Group, Inc. and VerifyMe, Inc. and currently services as the interim Chief Financial Officers for Artemis Acquisition Corp. and Ehave, Inc.

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Mr. Cardwell graduated from Illinois State University with a Bachelor of Science degree in accounting. Upon graduation, Mr. Cardwell began his career at Arthur Andersen & Co. and served as Senior Tax Consultant. For over 30 years, Mr. Cardwell served in various capacities for public and private companies in the entertainment industry including serving as the Chief Financial Officer of S2BN Entertainment, Inc. including Executive Co-Promoter of Barbra Streisand’s World Tour (Back to Brooklyn); the Deputy Director of the National Jazz Museum in Harlem, New York; the Chief Financial Officer of Sibling Entertainment, Inc.; the Chief Executive Officer and director of Good Galaxy Entertainment, Inc.; the Associate Producer of Nunsense Theatrical Company LP and the founder and President of Cardwell Productions. Mr. Cardwell is a certified public accountant in the State of New York.

Item 5.03 Amendment To Articles Of Incorporation Or Bylaws; Change In Fiscal Year

Due to the Merger Agreement with Globe Net Wireless Corp., the name of the Corporation shall be changed to Stemtech Corporation.

Item 5.06 Change in Shell Company Status

As a result of the consummation of the Merger and Acquisition Agreement, the registrant is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(a)       Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), the following are filed as exhibits to the Current Report on Form 8-K:

(a)        Financial Statements of Business Acquired.

The audited financial statements of Stemtech Corporation for the years ended December 31, 2020 and December 31, 2019 are filed as Exhibits 99.2 herewith

The unaudited financial statements of Stemtech Corporation for the 6 months periods ended June 30, 2021 and December 31, 2019 are filed as Exhibit 99.3 herewith

(b)       Pro Forma Financial Information.

Unaudited pro forma condensed combined financial information as of December 31, 2020 and for the six months ended June 30, 2021 are filed as Exhibit 99.4 hereto.

(c)       Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

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(d) Exhibits.

Exhibit Number	Description	Filed
3.1	Articles of Incorporation, filed as an exhibit to Globe Net’s registration statement on Form S-1 on February 11, 2011, and incorporated herein by reference	Filed.
3.2	Articles of Amendment to Articles of Incorporation	Filed herewith.
3.3	Bylaws filed as an exhibit to Globe Net’s registration statement on Form S-1 on February 11, 2011, and incorporated herein by reference	Filed.
10.1	Merger Agreement by and between the Company and Stemtech Corporation	Filed herewith.

23.2	Consent of Turner, Stone & Company LLP	Filed herewith.
99.1	Audited consolidated financial statements of Globe Net Wireless Corp. for the fiscal years ended August 31, 2020 and 2019 including the report of K. R. Margetson Ltd. on such audited financial statements, filed with the Securities and Exchange Commission on December 14, 2020, and incorporated herein by referance	Filed.
99.2	Audited consolidated financial statements of Stemtech Corporation for the years ended December 31, 2020 and 2019 including the report of Turner, Stone & Company LLP on such audited financial statements.	Filed herewith.
99.3	Unaudited consolidated financial statements of Stemtech Corporation for the years ended June 30, 2021 and 2020.	Filed herewith.
99.4	Unaudited pro forma condensed combined financial information as of December 31, 2020 and for the six months ended June 30, 2021	Filed herewith.
1	Shareholders Resolution of new CFO	Filed herewith
2	Shareholders Resolution of new Directors	Filed herewith
31.1	Certification by the Principal Executive Officer of Registrant pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (Rule 13a-14(a) or Rule 15d-14(a)).	Filed herewith
31.2	Certification by the Principal Financial Officer of Registrant pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (Rule 13a-14(a) or Rule 15d-14(a)).	Filed herewith
32.1	Certification by the Principal Executive Officer pursuant to 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 .	Filed herewith
32.2	Certification by the Principal Financial Officer pursuant to 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.	Filed herewith
3	Resignation of Kirk Reed as Director	Filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBE NET WIRELESS CORP.

Date: August 20, 2021	By:	/s/ Charles S. Arnold
Charles S. Arnold, Director., CEO

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